SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

THIRD AMENDMENT OF

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 8, 2010

NVCN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13187	13-3074570
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Wooddale Drive, Suite 208

Woodbury MN 55125

(Address of principal executive offices, including zip code)

(612) 750-5855

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 8, 2010, and acting upon a decision to change accountants recommended and approved by the Registrant's Board of Directors, the Registrant dismissed Gruber & Company, LLC, of Lake Saint Louis, Missouri, which has audited the financial statements of the Company for the years ending May 31, 2008.  A copy of the dismissal letter sent by the Registrant to Gruber & Company, LLC is attached hereto as Exhibit 16.1.

During our two most recent fiscal years, the Registrant did not consult Gruber & Company, LLC regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Gruber & Company, LLC’s report on the Registrant's financial statements for the year ended May 31, 2008, did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles; however, such year-end report did contain a modification paragraph that expressed substantial doubt about the Registrant's ability to continue as a going concern.

During the most fiscal year ended May 31 2008 (i) there were no disagreements between the Registrant and Gruber & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Gruber & Company, LLC, would have caused Gruber & Company, LLC to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Registrant has authorized without limitation Gruber & Company, LLC, its former accountant, to respond fully to the inquiries of the successor accountant concerning any matter falling within the scope of the successor accountant's services to be provided to the Registrant.

The Registrant is not aware of any issues that had not been resolved to the satisfaction of Gruber & Company, LLC, prior to the Registrant's dismissal of Gruber & Company, LLC on October 8, 2010.

(b) On October 8, 2010, and acting upon a decision to change accountants recommended and approved by the Registrant's Board of Directors, the Registrant engaged Johnson, Mattson, Peterson, Mathias & C., of Buffalo, Minnesota, to audit the Registrant’s financial statements for all periods subsequent to May 31, 2008.

During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging the successor accountant identified herein, neither the Registrant nor anyone acting on its behalf consulted the newly engaged accountant regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; (iii) any matter that was the subject of a disagreement between the Registrant and Gruber & Company, LLC, or (iv) any other matter.

The Registrant has requested the newly engaged accountant to review the disclosure required by this Item 4.01 before it is filed with the Commission and has provided the newly engaged accountant the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in this Current Report. The newly engaged accountant has indicated to the Registrant that no such letter will be issued.

The Registrant has provided the former accountant with a copy of this Third Amended Current Report in draft form, together with a request that the former accountant furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. The Registrant has requested the former accountant to provide any such letter as promptly as possible so that the Registrant can file the letter with the Commission within ten business days after the filing of this current report.

In response to the Registrant's request to the former accountant, the Registrant has received the response letter from the former accountant attached hereto as Exhibit 16.2, indicating that the former accountant agrees with the statements made by the Registrant herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The exhibits listed in the following Exhibit Index are filed as part of this current report, except as otherwise indicated in the footnotes to such index.

Exhibit No.

Document

16.1

Registrant's letter of dismissal, dated December 20, 2010, to Gruber & Company, LLC.

16.2

Letter from Gruber & Company, LLC, dated January 12, 2011, received by the Registrant on January 18,

2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NVCN Corporation, the Registrant

Dated: January 18, 2011

By: /s/ Gary Borglund

Gary Borglund, President and C.E.O.